UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 24, 2026

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On April 24, 2026, American Resources Corporation (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) due to the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K”).

The notification has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market. In accordance with Nasdaq’s Listing Rules, the Company has 60 calendar days to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an exception of up to 180 calendar days from the original due date of the Form 10-K to regain compliance.

The Company is actively working with its independent registered public accounting firm to complete the Form 10-K, to reflect the deconsolidation of certain operations and a streamlined business structure, and intends to file it as soon as practicable within the applicable compliance period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Notification Letter from Nasdaq dated April 24, 2026

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: April 30, 2026	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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